UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 19, 2008
Date of Report
(Date of earliest event reported)
SMITH INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-8514	95-3822631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
16740 East Hardy Road, Houston, Texas
(Address of principal executive offices)
77032
(Zip Code)
(281) 443-3370
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 19, 2008, the Company executed an Employment Agreement (the “Rock Agreement”) with Doug Rock to serve as a Special Executive Advisor or in such other position as determined by the Company’s Board of Directors for a period of approximately one and a half years, commencing January 1, 2009 and ending on the first day following the conclusion of the Company’s annual meeting of stockholders for the calendar year 2010. Mr. Rock will remain a member of the Company’s Board of Directors and the Chairman of the Board after January 1, 2009. Effective as of 11:59 p.m. on December 31, 2008, the Rock Agreement will supersede Mr. Rock’s previous employment agreement with the Company and Mr. Rock’s previous Change-of-Control Employment Agreement with the Company. The Rock Agreement provides for an annual base salary of $1.3 million, a target bonus of 120% of base salary with respect to the Company’s 2009 fiscal year and eligibility to participate in all Company benefit and perquisite plans during the employment period other than the Company’s Long-Term Incentive Compensation Plan. The Rock Agreement and Mr. Rock’s employment may be terminated by either the Company at any time or by Mr. Rock with 30 days written notice, and terminates automatically upon a Change of Control (as defined in the Rock Agreement). In the event that Mr. Rock’s employment is terminated as a result of his death or Disability (as defined in the Rock Agreement), by the Company without Cause (as defined in the Rock Agreement) or due to a Change of Control, Mr. Rock is entitled to certain accrued obligations and a termination payment equal to the sum of (i) $1.3 million and (ii) $108,333.33 times the number of whole months (rounded up or down as provided for in the Rock Agreement) between the date of termination and the original termination date of the Rock Agreement. Mr. Rock is subject to an ongoing confidentiality covenant and a non-competition covenant during the term of the Rock Agreement.
     On December 19, 2008, the Company executed an Employment Agreement (the “McKenzie Agreement”) with Donald McKenzie, currently the President and Chief Executive Officer of M-I SWACO, to serve as an advisor for a period of two years, commencing January 1, 2009. The McKenzie Agreement provides for an annual base salary of $200,000, subject to adjustment, eligibility to participate in all Company benefit plans and a perquisite payment of $1,958 per month. The McKenzie Agreement may be terminated by either party with 30 days written notice. Effective January 1, 2009, Christopher I.S. Rivers will serve as President and Chief Executive Officer of M-I SWACO. No disclosures under Item 5.02 are being made in connection with Mr. Rivers’ appointment as this position is not considered a principal operating officer of the Registrant and Mr. Rivers is not a Named Executive Officer of the Registrant.
     The foregoing descriptions of the Rock Agreement and the McKenzie Agreement do not purport to be complete and are qualified in their entirety by reference to the applicable agreements, which are filed herewith.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Exhibit

10.1	Employment Agreement effective January 1, 2009 between the Company and Doug Rock.

10.2	Form of Employment Agreement for Advisors as of April 2006 (applicable to Donald McKenzie). Filed as Exhibit 10.3 to the Company’s report on Form 8-K dated April 25, 2006 and incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH INTERNATIONAL, INC.
Date: December 19, 2008	By:	/s/ RICHARD E. CHANDLER, JR.
Richard E. Chandler, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Employment Agreement effective January 1, 2009 between the Company and Doug Rock.

10.2	Form of Employment Agreement for Advisors as of April 2006 (applicable to Donald McKenzie). Filed as Exhibit 10.3 to the Company’s report on Form 8-K dated April 25, 2006 and incorporated herein by reference.